UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 30, 2008

DIVERSIFIED OPPORTUNITIES, INC.

(Name of Small Business Issuer in Its Charter)

DELAWARE	000-23446	94-3008888
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

10907 Technology Place

San Diego, California 92127

(Address of principal executive offices)

(858) 613-8755

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01	Changes in Control of Registrant

Effective May 30, 2008, pursuant to the terms of a Stock Purchase Agreement dated May 16, 2008 (the “Purchase Agreement”) by and between QRSciences Holdings Limited (“QR Sciences”) and Corporate Services International Profit Sharing Plan (the “Seller”), QRSciences purchased all of Seller’s 9,000,000 shares of common stock, $.001 par value (“Common Stock”), of Diversified Opportunities, Inc. (the “Company”), in exchange for the payment of $650,000 by QRSciences to Seller. The source of funds used by QRSciences for payment of the purchase price was from the working capital of QRSciences. The 9,000,000 shares of Company common stock constitute 97.83% of the 9,199,192 shares of Company common stock outstanding as of May 30, 2008. This purchase of Seller’s shares by QRSciences resulted in a change of control. Prior to the closing under the Purchase Agreement, Seller owned 97.83% of the Company’s outstanding common stock. After the closing under the Purchase Agreement, QRSciences owns 97.83% of the Company’s outstanding common stock.

The Purchase Agreement required as a condition of closing that Michael Anthony, the sole shareholder and beneficiary of Seller, appoint Kevin Russeth to the Company’s board of directors and resign his position as a director and executive officer of the Company effective as of May 30, 2008. There are no other arrangements or understandings among the former and new control group or their associates with respect to election of directors or other matters.

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In connection with the terms of the Purchase Agreement, Michael Anthony has resigned from his director and all officer positions with the Company effective as of May 30, 2008. The resignations of Michael Anthony from his officer and director positions were conditions of the closing of the Purchase Agreement and not due to any disagreement with the Company.

In connection with the terms of the Purchase Agreement, Kevin Russeth was appointed as a director and as the Company’s Chief Executive Officer, President, Chief Financial Officer and Secretary effective as of May 30, 2008. The following sets forth certain information concerning Mr. Russeth’s background and experience:

Mr. Kevin Russeth, age 47, has been the Company’s Chief Executive Officer, President, Chief Financial Officer and Secretary and a director since May 30, 2008. Mr. Russeth has been the Managing Director of QRSciences Holdings Limited, a public company headquartered in Melbourne, Australia, since June 2002. He has been the Chief Executive Officer and Executive Director of QRSciences Holdings Limited’s subsidiary, QRSciences Pty Ltd since June 2002, and President of QRSciences Corp since March 2004. Mr. Russeth has been a director of Spectrum SDI since February 2006. Mr. Russeth acted as Executive Chairman and Chief Executive Officer of QRSciences Holdings Limited from June 2002 until December 2007. Prior to his tenure at QRSciences, Mr. Russeth spent several years in the financial services industry with EF Hutton, Shearson Lehman, Merrill Lynch, and immediately preceding his current employment as Vice President with Smith Barney.

ITEM 8.01	Other Events

Effective as of May 30, 2008, the corporate offices and books and records of the Company have been relocated to 10907 Technology Place San Diego, California 92127.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED OPPORTUNITIES, INC.

Dated: May 30, 2008	By:	/s/ Kevin Russeth
Kevin Russeth
Chief Executive Officer

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